Exhibit 10.23

STANDARD SHOPPING CENTER LEASE

This lease is dated December 23, 2002 and entered into between The Auerbach Realty Group, LLC (“Landlord”), and Cuyamaca Bank, NA (“Tenant”). Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Demised Premises, upon the following terms, provisions, covenants, conditions and agreements.

1. BASIC LEASE PROVISIONS

1.1 LANDLORD	The Auerbach Realty Group, LLC

1.2 TENANT:	Cuyamaca Bank, NA

1.3. DISMISSED PREMISES:	8002 La Mesa Boulevard

City of:	La Mesa

County of:	San Diego, CA 91941

Square Footage:	Approximately 4,737 square feet

1.4 ORIGINAL TERM:	Five (5) years

Commencing on:	October 1, 2003

Ending on:	September 30, 2008

1.5 RENT:

1.5.1 Fixed Annual Rental Rate:	Seventy Nine Thousand Five Hundred Sixty Dollars ($79 560.00)

1.5.2 Fixed Minimum Monthly Rent:	Six Thousand Six Hundred Thirty Dollars ($6,630.00)

1.5.3 Abatement of Rent:	None

1.5.4 Percentage Rent:	Not Applicable

1.5.5 Adjustment of Rent:	Annual Increases of 3% each year

1.6 PREPAID RENT:	None

1.7 PRO RATE SHARE: CAM, Insurance and Taxes:	Lessee shall pay its proportionate share of the real property taxes, insurance and the cost to maintain the common areas. Pro rata based on tenants sharing service provided by Landlord

1.8 SECURITY DEPOSIT:	None

1.9 USE:	Tenant shall occupy and use the Demised Premises only as a full service bank branch and for no other purpose whatsoever

1.10 ADDRESS FOR NOTICES:

1.10.1 TO LANDLORD:	Auerbach Realty Group, LLC 2416 Wilshire Blvd. Santa Monica, CA 90402

1.10.2 TO TENANT:	Bruce Ives, President Cuyamaca Bank 9955 Mission Gorge Rd. Santee, CA 92071

1.11 OPTION:	Two (2) Five Year Options

1.12 PARKING:	Tenant shall share parking in common with other Tenants in the shopping center

1.13 POSSESSION DATE:	October 1, 2003

1.14 TRADE NAME:	Cuyamaca Bank

1.15 TENANT IMPROVEMENTS:	None. Tenant is taking possession of the Premises as is.

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1.16 BUILDOUT	None.

The Basic Lease Provisions are hereby incorporated into this Lease and are deemed a part thereof when referred to, as if actually set forth therein.

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2. TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS	1
2.	TABLE OF CONTENTS	3
3.	DEMISED PREMISES	5
	3.1 DEMISED PREMISES	5
	3.2 SQUARE FOOTAGE	5
4.	TERM	5
	4.1 ORIGINAL TERM	5
	4.2 EARLY ENTRY	5
	4.3 MEMORANDUM OF TERM	5
	4.4 OUTSIDE DATE	5
	4.5 FINANCING	5
5.	RENT	5
	5.1 FIXED MINIMUM MONTHLY RENT	5
	5.2 PERCENTAGE RENT	5
	5.3 PRO-RATIONS	5
	5.4 PAYMENT OF RENT	5
	5.5 LATE CHARGES	6
	5.6 ADJUSTMENT OF FIXED MINIMUM MONTHLY RENT	6
	5.7 LEASE YEAR	6
6.	FINANCIAL ACTIVITY	6
7.	USE	6
	7.1 PERMITTED USE	6
	7.2 COMPLIANCE WITH LAWS	6
	7.3 TENANT’S AFFIRMATIVE COVENANTS	7
	7.4 TENANT’S NEGATIVE COVENANTS	7
	7.5 RADIUS RESTRICTION	8
8.	TAXES	8
	8.1 TAXES AND ASSESSMENTS	8
	8.2 TENANT’S PRO-RATA SHARE	8
	8.3 PAYMENT BY TENANT	8
9.	COMMON AREA	9
	9.1 SHOPPING CENTER	9
10.	UTILITIES	10
11.	SECURITY DEPOSIT	10
	11.1 RETAINING DEPOSIT	10
	11.2 INITIAL DEPOSIT	10
	11.3 TRANSFER OF DEPOSIT	10
	11.4 INCREASES OF DEPOSIT	10
12.	REPAIRS AND ALTERATIONS	11
	12.1 REPAIRS AND MAINTENANCE	11
	12.2 ALTERATIONS	11
	12.3 RESPONSIBILITY OF PAYMENT, INSURANCE AND LIENS	12
13.	SIGNS	12
	13.1 INTERIOR SIGNS	12
	13.2 EXTERIOR SIGNS	12
14.	INDEMNITY	12
	14.1 LANDLORD INDEMNIFICATION	12
	14.2 SUBROGATION	12
	14.3 INSURANCE	12
	14.4 INCREASES IN RATES OR PREMIUMS	13
	14.5 LANDLORD’S INSURANCE	13
	14.6 ADDITIONAL INSURANCE	13
15.	DAMAGE AND DESTRUCTION	.13

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16.	EMINENT DOMAIN	14
17.	ASSIGNMENT AND SUBLETTING	15
18.	SUBORDINATION AND ATTORNMENT	16
	18.1 SUBORDINATION	16
	18.2 ATTORNMENT	16
19.	TENANT’S DEFAULTS	16
20.	BANKRUPTCY	17
21.	SALE OR TRANSFER OF DEMISED PREMISES	17
22.	LANDLORD’S DEFAULT AND LIABILITY	17
	22.1 LANDLORD’S DEFAULT	17
	LANDLORDS LIABILITY	17
23.	HOLDING OVER	18
24.	SURRENDER OF PREMISES	18
25.	COVENANT OF QUIET ENJOYMENT	18
26.	NOTICES	18
	26.1 MAILING PROCESS	18
	26.2 NOTICE TO LENDER	18
27.	MARKETING FUND	19
28.	TENANT’S CERTIFICATE	19
	28.1 REQUEST OF NOTICE	19
	28.2 TENANT DUTY TO DELIVER FINANCIAL INFORMATION	19
29.	RIGHT OF ACCESS	19
	29.1 ENTRY	19
	29.2 EASEMENT FOR PIPES	19
30.	DEVELOPMENT OF SHOPPING CENTER	19
31.	MISCELLANEOUS	20
	31.1 NO WAIVERS	20
	31.2 NO RELATIONSHIP OTHER THAN LANDLORD AND TENANT	20
	31.3 APPLICABLE LAW	20
	31.4 ATTORNEY’S FEES	20
	31.5 DEFINITIONS	20
	31.6 NO RECORDING	20
	31.7 TITLES	20
	31.8 SEVERABILITY	20
	31.9 FORCE MAJEURE	20
	31.10 LANDLORD’S RULES AND REGULATIONS	20
	31.11 NO BROKER	21
	31.12 INTEREST RATE	21
	31.13 ATTORNEY IN FACT	21
	31.14 SUBMISSION	21
	31.15 ENTIRE AGREEMENT	21
	31.16 EXECUTION	21
	31.17 USE OF PREMISES FOR FILMING	21
32.	HAZARDOUS SUBSTANCES	21
	32.1 REPORTABLE USES REQUIRE CONSENT	21
	32.2 DUTY TO INFORM LANDLORD	22
	32.3 INDEMNIFICATION	22
EXHIBIT “A”		24
EXHIBIT “B”		25
EXHIBIT “C” CONSTRUCTION		26
EXHIBIT “D” LANDLORD SIGN CRITERIA RIDER		27
EXHIBIT “E” LANDLORD’S RULES AND REGULATIONS		28
EXHIBIT “F” OPTION TO EXTEND RIDER		29
EXHIBIT “G” RENT ABATEMENT RIDER		30
EXHIBIT “H” ADDENDUM		31

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3. DEMISED PREMISES

3.1 DEMISED PREMISES: Landlord hereby leases to Tenant the Demised Premises (“Demised Premises”), together with the right to use all parking areas, driveways, sidewalks, roads, alleys and means of ingress and egress, which are part of and appurtenant to the Shopping Center (“Shopping Center”). The Demised Premises, shown attached, together with and including the adjacent property shown, on the plot plan attached hereto and made part hereof as Exhibit “A” comprise the Shopping Center, which shall be located and have the configuration, access and traffic patterns as shown on said Exhibit “A”, and as more particularly set forth on Exhibit “B” attached hereto and made a part hereof.

The Demised Premises shall be measured from the center of interior walls and from the outside of exterior walls. The Demised Premises include the roof and exterior surfaces of all exterior walls, the use of which is expressly reserved to Landlord.

3.2 SQUARE FOOTAGE: It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease.

4. TERM

4.1 ORIGINAL TERM: The Original Term (“Term”) of this Lease shall be of the duration set forth in Section 1. Hereof and shall commence on October 1, 2003 and shall end on September 30, 2008. Notwithstanding the prior sentence, Tenant shall have the right to terminate this Lease, commencing on October 1, 2005, by delivering such notice to terminate, in writing, not less than six (6) months in advance of the termination date. Such notice shall be accompanied by a check in an amount that is equal to the number of months remaining on the lease following the termination date multiplied by $99.00. This payment represents the pro-rated reimbursement of Lessor’s costs associated with the procurement of the Lease.

4.2 EARLY ENTRY: In the event Tenant is permitted to enter the Demised Premises for any reason whatsoever before the commencement date, all terms, provisions, covenants, conditions, and agreements contained in this Lease, shall become effective, including without limitation, Tenant’s obligation to pay all charges due hereunder (other than Tenant’s obligation to pay Fixed Minimum Monthly Rent), such as, without limitation, Tenant’s obligation to obtain insurance and pay all utility charges as well as Tenant’s share of taxes and assessments, as hereinafter defined, Common Area Maintenance Charges (as hereinafter defined), and Merchant Association dues.

4.3 MEMORANDUM OF TERM: Intentionally Omitted.

4.4 OUTSIDE DATE: Intentionally Omitted.

4.4.1 LIQUIDATED DAMAGES:

4.5 FINANCING: Landlord shall have the right to finance and refinance from time to time, the shopping center of which the Demised Premises are a part. Should any prospective Lender require an amendment to this Lease, at Landlord’s Request, Tenant shall forthwith execute an amendment incorporating changes that do not materially affect the terms of this Lease. Should Tenant refuse to execute such amendment within thirty (30) days after Landlord’s request, Tenant shall be in default under this Lease.

5. RENT

5.1 FIXED MINIMUM MONTHLY RENT: Commencing on the commencement date and on the first day of each calendar month in advance thereafter during the Term, Tenant shall pay to Landlord as hereinafter provided, a rental (“Fixed Minimum Monthly Rent”) which shall be one-twelfth (1/12th) the Fixed Annual Rental Rate set forth in Article 1.

5.2 PERCENTAGE RENT: Intentionally Omitted.

5.3 PRO-RATIONS: In the event any portion of the Term shall include a partial monthly period, Fixed Minimum Annual Rental shall be pro-rated on the basis of one-three hundred sixty-fifth (1/365th) for each day within such partial monthly period.

5.4 PAYMENT OF RENT: Tenant shall pay to Landlord all rents due hereunder in lawful money of the United States, without deduction or set-off of any kind. At Tenant’s risk, Tenant may use the United States mail for delivery of the rental payment, and until otherwise notified by Landlord, Tenant may tender payment by check in lieu of cash or certified or bank cashier’s check. Landlord’s receipt and deposit thereof shall not constitute payment of such rental due until such check has been honored and payment therefore received by Landlord. In the event any check so tendered is dishonored by Tenant’s drawee bank, for any reason, Tenant shall pay to Landlord in addition to the rental then due an additional

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processing charge of Fifty ($50.00) Dollars or ten percent (10%) of such rental installment, whichever is larger, to reimburse Landlord for Landlord’s additional costs incurred as a result of such dishonored check, including without limitation processing and accounting charges. Any amounts not paid by Tenant to Landlord when due hereunder shall bear interest at the Interest Rate (as hereinafter defined). In the event Tenant fails to make any payment of rent when due on any three (3) occasions in any twelve (12) month period, at Landlord’s option, Landlord may require Tenant to pay rent to Landlord on a quarter-annual basis in advance. Tenant’s failure to make any quarter-annual payment thereafter shall be a default hereunder.

5.5 LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Lessor or Lessor’s designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Lessor a late charge equal to 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Tenant. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary.

5.6 ADJUSTMENT OF FIXED MINIMUM MONTHLY RENT: Fixed Minimum Monthly Rent shall be increased, but in no event decreased, as of each year during the Term (“rent adjustment date”) by 3%.

Landlord’s failure to inform Tenant of such rent adjustment within the calendar year of such adjustment or anytime thereafter shall not preclude Landlord from informing Tenant thereof at a later date and collecting the increase of the Fixed Minimum Monthly Rent from the appropriate date of such adjustment to the date of such notice to Tenant. Any sum owing by Tenant on account of rent adjustments shall be paid in full within ten (10) days of billing. If Landlord, at Landlord’s sole discretion, elects to accept such payment in installments, the amount owing shall bear interest at the Interest Rate described in Paragraph 31.12 of this Lease.

5.7 LEASE YEAR: The first Lease Year shall commence on October 1, 2003 and shall terminate on September 30, 2004. Each Lease Year thereafter shall commence on October 1, and shall end on September 30, next following.

6. FINANCIAL ACTIVITY

Intentionally Omitted.

7. USE

7.1 PERMITTED USE: Tenant shall be permitted to use the Demised Premises for the uses set forth in Article 1 only and for no other purpose.

7.2 COMPLIANCE WITH LAWS: Tenant shall comply with all laws, orders, rules, regulations, ordinances, and recommendations of all federal, state, county, and municipal governments and agencies thereof, including all building codes and zoning ordinances and all recommendations of the Pacific Fire Rating Bureau or any other board of fire underwriters exercising a similar function (collectively “legal requirements”). Tenant will not let or permit the Demised Premises or any part thereof to be used for any use or purpose in violation of any legal requirements. Tenant further covenants that during the Term the Demised Premises and every part thereof shall be kept in a clean condition, free of all odors and nuisances, and that Tenant shall comply with all health and police regulations. Tenant shall only be responsible for noncompliance if a violation is a result of Tenant’s specific use, or as a result of Tenant filing an application for building permits.

Tenant shall not use, or permit any person to use the Demised Premises in any manner that would tend to create waste or constitute a nuisance or tend to injure the reputation of the Shopping Center:

(a)	Tenant shall operate its business within the Demised Premises during all usual business banking hours of operation. In the event Tenant fails to perform any of the conditions contained in this Paragraph for a period in excess of fourteen (14) consecutive days, Landlord shall have the right to collect not only the Fixed Minimum Monthly Rent herein provided but also to pursue any and all remedies hereunder and which may now or hereafter be available to Landlord at law or in equity;

(b)	Tenant will keep its bank fully staffed with competent employees who shall be courteous to the public; and

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(c)	Tenant will conduct its business under the name designated in Article 1 as Tenant’s Trade Name.

7.3 TENANT’S AFFIRMATIVE COVENANTS:

(a)	Tenant shall keep the Demised Premises, including exterior and interior portions of all windows, doors, and other glass in a neat and clean condition.

(b)	Tenant shall pay when and as due all license fees, permit fees, and charges for the conduct of Tenant’s business within the Demised Premises.

(c)	Tenant shall keep and maintain in good order, condition and repair any loading platform, truck dock, or truck maneuvering space exclusively used by Tenant or reserved for Tenant’s exclusive use, whether or not same may be deemed a portion of the common area.

(d)	Tenant shall not permit the accumulation of any rubbish or garbage in, on, or about the Shopping Center except in receptacles designated by Landlord for such purposes, and shall, at Landlord’s, option, make its own arrangements for garbage or refuse collection or use Landlord’s designee, at Tenant’s expense.

(e)	Tenant shall comply with and observe all restrictive covenants which may now or hereafter affect the Shopping Center, the Demised Premises, or any portion of the common area.

(f)	Tenant shall not conduct or permit to be conducted in the Demised Premises any fire sale, auction, bankruptcy sale, second-hand sale, going-out-of-business sale, or any other promotion or sale without Landlord’s prior written consent except for periodic sales in the normal course of business.

(g)	Tenant shall not allow any activity to be conducted or store any material in, on, or about the Demised Premises which shall increase the premiums of or violate the terms of any insurance policy maintained by or for the benefit of Landlord or the Shopping Center. In no event shall any explosive radio-active or dangerous materials be stored in, on, about the Demised Premises.

7.4 TENANT’S NEGATIVE COVENANTS:

(a)	Tenant shall not use the sidewalk or any space outside the Demised Premises for display, sale, or any other use.

(b)	Tenant shall not use any loudspeaker or other medium which may be heard outside the Demised Premises.

(c)	Tenant shall not use the plumbing facilities for any purpose other than for which intended, nor dispose of any substance therein which may tend to clog, erode, or damage the plumbing, pipes, lines or conduits within the Shopping Center whether through garbage disposal units or otherwise. If the Tenant is permitted herein to use the Demised Premises for the sale or preparation of food, Tenant shall install grease traps as shall be necessary to prevent the accumulation of grease or other waste in such facilities.

(d)	None of the following uses shall be deemed to be incidental to Tenant’s use as permitted in Article 1 except specifically herein set forth:

(i)	The sale, service, or display of food, food products, or beverages, alcoholic or otherwise;

(ii)	The sale or display of drugs, health, or beauty aids or any products requiring the presence of a registered pharmacist;

(iii)	Install or use washing machines, dry cleaning machines, drying machines;

(iv)	Use any portion of the Demised Premises as a beauty parlor or barber shop;

(v)	Sell or display shoes, stockings, clothes, books, greeting cards, gift items, jewelry (cosmetic or otherwise);

(vi)	Games or amusement devices, electronic or otherwise;

(vii)	Selling the services of photocopy machines;

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(viii)	Sell, display or use photographic equipment;

(ix)	Sell, display or exhibit films or video tapes, records of any kind; or

(x)	Newspapers, magazines or reading materials of any kind not related to Tenant’s operations.

(e)	Tenant shall not place a load on any floor exceeding the floor load per square foot which such floor was originally designed to carry; or install, operate, or maintain any heavy item of equipment except with Landlord’s prior written consent.

(f)	Use any portion of the roof or exterior walls or do any act which may result in the violation of the roof bond with respect to the Demised Premises or the building of which it forms a part. Landlord reserves the right to build additional floors above the Demised Premises which shall not be deemed to be a portion of the Demised Premises.

(g)	Tenant shall not operate or permit to be operated in the Demised Premises any coin or token-operated vending machine or similar device for the sale of any merchandise or service, including pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes, or other commodities.

(h)	Tenant shall not use any fork lift, truck, tow truck or other machinery without Landlord’s prior written approval.

(i)	Tenant shall not erect any exterior advertising media, exterior lighting, except for exterior lights at ATM machine, plumbing fixtures, shades or awnings, decoration or painting; nor shall Tenant build any fences, walls, barricades or other obstructions in, on, or about the Demised Premises.

(j)	Tenant shall not display, paint, or place or cause to be displayed, painted, or placed, any handbills, bumper stickers, or other advertising devices on any vehicle parked in or near the Shopping Center or the Common Area nor shall Tenant distribute or cause to be distributed in the Shopping Center any handbills or other advertising devices.

(k)	Tenant shall not sell or lease from the Demised Premises any pornographic materials or paraphernalia associated with the use of illegal substances or otherwise use the premises for any purpose that is illegal or contrary to public policy.

(l)	Tenant shall not cause or allow any Uhaul or other rental trucks to be parked anywhere in the Shopping Center. This prohibition applies to all hours of the day or night and to all of the seven (7) days of the week.

7.5 RADIUS RESTRICTION: Intentionally omitted.

8. TAXES

8.1 TAXES AND ASSESSMENTS: Tenant shall pay to Landlord monthly, together with Tenant’s monthly installments of rent and other charges hereunder, an amount estimated by Landlord to be one-twelfth (1/12th) of the annual taxes and assessments (as hereinafter defined) applicable to the Demised Premises. In the event the Demised Premises is a portion of a larger tax lot Tenant shall pay an amount estimated by Landlord to be one twelfth (1/12th) of Tenant’s pro-rata share (as hereinafter defined) of the annual taxes and assessments due with respect to such tax lot. Taxes and assessments shall be deemed to mean all real property taxes and assessments, special or general, ordinary or extraordinary, fees, city business license, or surcharges, including without limitation, taxes, excises on rent or levies for parking privileges or in any way related to environmental protection, or any other tax, levy, assessment, or other charge of any nature whatsoever imposed by any governmental authority having jurisdiction thereof levied upon or payable in connection with the Shopping Center, the Demised Premises, the operation thereof, the business conducted therein, including any tax, fee, or assessment levied or assessed in lieu of the foregoing. Taxes shall be deemed to include any increase in real property taxes arising from or related to a change of ownership of all or any part of the Shopping Center in which the Demised Premises are located. Once the actual amount of Tenant’s liability for taxes and assessments is determined, appropriate adjustments shall be made to the estimated payments theretofore made by Tenant, and Tenant’s monthly payments of taxes and assessments shall, for the balance of such tax year, equal one-twelfth (1/12th) of the actual annual figure applicable to the Demised Premises.

8.2 TENANT’S PRO-RATA SHARE: Tenant’s pro-rata share of such taxes and assessments shall be the amount of such taxes and assessments multiplied by a fraction, the numerator of which is the number of leasable square feet within the Demised Premises and the denominator of which is the number of gross leasable square feet of floor area of all buildings within the tax lot.

8.3 PAYMENT BY TENANT: Tenant shall also pay before delinquency all taxes and assessments, whether personal or otherwise, levied or assessed with respect to the furniture, fixtures, equipment, merchandise, and other property situated or installed within the Demised Premises at any time, including

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any improvements constructed or installed within the Demised Premises by Tenant. If at any time during the Term any such improvements or installations of Tenant are included within taxes and assessments with respect to the entire tax lot, Tenant shall pay to Landlord upon demand the amount of such additional taxes so levied. The figures supplied by the County Assessor with respect to any such amount shall be deemed conclusive.

9. COMMON AREA

9.1 SHOPPING CENTER: The Demised Premises are part of a Shopping Center which includes premises for the exclusive use of the tenants or occupants thereof as well as malls, walkways, sidewalks, parking areas, access ways for pedestrian and vehicular traffic, and ingress and egress to and from the Shopping Center. All areas not used for building or other improvements and not reserved for the exclusive use of any tenants or other occupants is hereby deemed to be Common Area. Landlord hereby grants to Tenant a non-exclusive right during the Term to use all Common Areas for itself, its employees, agents, customers, invitees, and licensees, as said Common Areas may exist from time to time, in accordance with reasonable rules and regulations promulgated by Landlord and subject to the terms of this Lease. Landlord specifically reserves the unrestricted right:

(a)	To close all or any portion of the Shopping Center and the Common Areas:

(i)	To prevent the dedication thereof or the accrual of any rights to any person or the public therein; and

(ii)	To prevent employee parking by Tenant’s employees of those of any other tenant or occupant of the Shopping Center.

(b)	To change the size, shape, location, or arrangement of said Shopping Center and of said Common Area, at any time and from time to time, as Landlord desires.

Tenant covenants that Tenant shall not permit its employees to park in any area within the Shopping Center not designated by Landlord for employee parking.

Landlord reserves the right for its other tenants, occupants, customers, invitees, agents, licensees, contractors, and designees, to use the Common Areas in common with Tenant, its employees, agents, customers, invitees, and licenses.

Tenant shall pay to Landlord Tenant’s pro-rata share of all costs and expenses incurred by Landlord in operating and maintaining the Shopping Center (“Common Area Maintenance Charges”). Landlord shall maintain the Shopping Center in a manner deemed by Landlord to be reasonable and appropriate for the best interests of the Shopping Center. Common Area Maintenance Charges shall include without limitation, all costs and expenses of operating, managing, maintaining, repairing, replacing, lighting, cleaning, painting, striping, and policing all common areas and all improvements thereto (including the cost of uniforms, equipment, and all employment taxes), costs of utilities for the Common Areas; costs of all repairs to all of the buildings within the Shopping Center, including roof repairs; costs of all supplies, insurance premiums including liability insurance, insurance on all improvements constructed in the Shopping Center, fire and those perils normally included in an all-risk endorsement, including a loss of rent rider; costs of Workman’s Compensation insurance covering personnel and fidelity bonds; costs of insurance against liability for defamation and false arrest claims; costs of plate glass insurance; costs for removal of debris, snow, and ice (if any); monitoring of fire and security systems for Common Areas; regulation of traffic; expenses of heating, ventilating and air conditioning the Common Areas; inspecting and depreciation of machinery and equipment used in the operation and maintenance of the Shopping Center’s personal and real property taxes; repair and replacement of paving, curbs, walkways, landscaping, drainage and lighting facilities for the Common Areas; planting, replanting and replacing of flowers and shrubbery in planters, costs of labor, including wages and other payments including disability insurance, other costs or expenses incurred in resolving any labor disputes; rental of music and loudspeaker systems including electricity therefore; sprinkler maintenance. All fees or charges received by Landlord for the use of the parking areas shall be applied to Common Area Maintenance Charges before apportionment thereof in accordance herewith.

Notwithstanding the foregoing, Common Area Maintenance Charges shall not, however, include:

(i) interest and amortization on mortgages, and other debt costs or ground lease payments, if any; depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below); improvements, repairs or alterations to spaces leased to other tenants; the cost of providing any service directly to and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Common Area Maintenance Charges in the year in which received);

(ii) capital expenditures, except those: (a) made primarily to reduce Common Area Maintenance Charges, or to comply with any laws or other governmental requirements,

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or (b) for repairs or replacements (as opposed to additions or new improvements); provided, all such permitted capital expenditures (together with reasonable finance charges) shall be amortized for purposes of this lease over the useful life of the improvements. Tenant shall be responsible for Tenant’s proportionate share of such permitted amortization of capital expenditures during the Term; and

(iii) earthquake and flood insurance.

Tenant’s pro-rata share of Common Area Maintenance Charges shall be calculated by multiplying the annual total thereof by a fraction, the numerator of which is the number of square feet of floor area in the Demised Premises, and the denominator of which is the total number of square feet of gross leasable area within the Shopping Center.

Tenant shall pay to Landlord monthly on the first day of each month in advance, together with Tenant’s payment of rent hereunder, one-twelfth (1/12th) of Landlord’s reasonable estimate of Common Area Maintenance Charges plus Mall Operating Costs (if applicable) for such year based on charges and costs for the previous year increased appropriately in accordance with increases experienced during the most recent years.

At the end of the year Landlord shall calculate all Common Area Maintenance Charges and Mall Operating Costs. In the event Tenant shall have paid to Landlord an amount in excess of Tenant’s pro-rata share of such actual Common Area Maintenance Charges or Mall Operating Costs, such excess charges shall be applied to the next installment of estimated Common Area Maintenance Charges or Mall Operating Costs payable hereunder. If it is determined that Tenant’s pro-rata share of such Common Area Maintenance Charges or Mall Operating Costs exceeds the amount paid by Tenant, Tenant shall forthwith pay the total amount due to Landlord within ten (10) days after receipt of Landlord’s bill thereof.

Landlord’s failure to inform Tenant of Tenant’s share of such charges for any particular year shall not preclude Landlord from informing Tenant thereof at a later date and collecting the increase of Common Area Maintenance Charges and Mall Operating Costs from the appropriate date of such adjustment to the date of such notice to Tenant. Any sum owing by Tenant on account of Common Area Maintenance Charges and Mall Operating Costs shall be paid in full within ten (10) days of billing. If Landlord, at Landlord’s sole discretion, elects to accept such payment in installments, the amount owing shall bear interest at the Interest Rate described in Paragraph 31.12 of this Lease.

Tenant shall have the right to inspect Landlord’s records for Common Area Maintenance Charges for the most recent year ending December 31, at the office of Landlord’s management agent or such other place as Landlord’s may designate for such records to be maintained. Tenant shall provide Landlord with a notice not less than seven days prior to the date Tenant or Tenant representative wants the records to be made available for inspection. Should Tenant’s review of the records disclose an error in the amount billed to Tenant, an adjustment shall be made and the shortage/overage shall be paid by the appropriate party to the other within ten days of agreement between the parties as to the correct adjustment.

10. UTILITIES

Except as hereinafter set forth, Tenant shall make its own arrangements with all utility companies for all utilities required by Tenant for the operation of Tenant’s business within the Demised Premises. Tenant shall pay before delinquency all charges for gas, heat, sewer, power, electricity, telephone, storm drain, water service and water meter charges, and all other utility charges including hook-up or connection fees or charges with respect to he Demised Premises during the Term. Landlord shall have the right to interrupt the furnishing of utilities at such times as may be necessary by reason of accident, repairs, alterations or improvements, failure of power supply or any other cause whatsoever beyond the control of Landlord. Landlord shall not be liable in damages or rebate of charges of any kind whatsoever and Tenant shall not be entitled to any abatement or reduction of its rent obligations, if the service of such utilities by Landlord or by any other supplier or any utility service or other service to the Demised Premises or the Shopping Center shall be interrupted or impaired by fire, accident, riot, strike, acts of God, the making of necessary repairs or improvements or for any other cause. If interruption is caused by Landlord’s negligence, Tenant shall be entitled to an abatement of rent until such services are restored.

11. SECURITY DEPOSIT

11.1 RETAINING DEPOSIT: Not Applicable

11.2 INITIAL DEPOSIT: Not Applicable

11.3 TRANSFER OF DEPOSIT: Not Applicable

11.4 INCREASES OF DEPOSIT: Not Applicable

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

12. REPAIRS AND ALTERATIONS

12.1 REPAIRS AND MAINTENANCE: Tenant’s entry into possession of the Demised Premises shall be conclusive proof that the Demised Premises are, as of the commencement date, in good condition and repair and in all ways acceptable to Tenant. Tenant shall be responsible for the full cost to maintain it’s building. Tenant shall continue to keep same in good condition and repair and make all necessary repairs thereto, including without limitation, the interior and exterior of the premises, all structural and non-structural portions thereof, and all pipes, conduits, and duct work of the electrical, security, plumbing, heating, ventilation and air conditioning and sprinkler systems. Tenant hereby waives the provisions of Sections 1941 and 1942, and Section 1932 (2), and Section 1933 (4) of the Civil Code of California. All such repairs shall be made by Tenant as speedily as reasonably possible at Tenant’s sole cost and expense. In accordance with the foregoing, Tenant shall retain the services of an air conditioning service company for periodic inspection and repair, not less frequently than once each month. If Tenant fails to engage the services of an air conditioning company, Landlord may, without further notice, retain a company for such purposes and bill Tenant for the cost thereof, and Tenant shall reimburse Landlord within ten (10) days of receipt of Landlord’s bill. In addition, it shall be the obligation of Tenant, at Tenant’s expense, in the event that the Demised Premises are subject to termite infestation at any time or times during the Lease term, to procure the services of a licensed pest control company for purposes of eliminating the infestation, and Tenant shall, in such event, also be required to repair all damage incurred in or about the Demised Premises, whether structural or non-structural, by reason of the infestation and the elimination thereof. If Tenant fails to meet the obligations set forth in the previous sentence, Landlord may perform the necessary work and bill Tenant for the cost, and Tenant shall reimburse Landlord within ten (10) days of receipt of Landlord’s bill. Notwithstanding the foregoing, Lessor shall make the following repairs to the Demised Premises and the building of which the Demised Premises form a part and Tenant shall reimburse Landlord Tenant’s pro-rata share of the costs thereof. Such items shall include without limitation: roof (excluding structural portions), service lines and drops located outside the perimeter of the Demised Premises, and painting or staining of exterior walls, trim, or accessories as Landlord from time to time determines. Tenant’s pro-rata share thereof shall be calculated by multiplying the total amount thereof by a fraction, the numerator of which is the leasable area within the Demised Premises and the denominator of which is the gross leasable area within the building of which the Demised Premises form a part. In the event any repairs are required to Tenant’s sign and Tenant fails to make such required repairs, Landlord shall repair same upon five (5) days notice to Tenant, at Tenant’s sole cost and expense plus interest at the Interest Rate from the date of Landlord’s payment thereof.

Tenant shall promptly notify Landlord in writing of the need for any of the foregoing repairs which Landlord shall perform at Landlord’s expense. Landlord shall have the right to enter the Demised Premises upon 24 hours notice at any time with men and equipment as may be deemed necessary by Landlord to make such repairs. In no event shall Landlord be liable for any loss, damage (including water damage), theft or destruction of or to any merchandise, fixtures, money, or other property belonging to any other party (including Tenant) as a result of Landlord’s failure to promptly make or correctly perform any of the foregoing repairs unless caused by a willful act or negligence of Landlord, its agents, employees, contractors, servants, or designees while making such repairs.

In the event Tenant fails or refuses to make any repairs it is required to make, in addition to all other rights and remedies hereunder and any other which now or hereafter may be available to Landlord at law or in equity, Landlord shall have the right to enter the Demised Premises with men and equipment to perform such repairs on behalf and at the expense of Tenant. Landlord may make any and all emergency repairs as Landlord deems necessary. In the event of any of the foregoing, Tenant shall reimburse Landlord Landlord’s costs and expenses thereto together with ten percent (10%) covering Landlord’s overhead. Such reimbursement shall be made together with the next monthly installment of rent. In the event Tenant fails to timely reimburse Landlord such amount shall bear interest at the Interest Rate (as hereinafter defined).

12.2 ALTERATIONS: Tenant shall not make any alterations, additions, modifications, or changes (“alterations”) to the Demised Premises without Landlord’s prior written consent. All such permitted alterations shall be made only after first submitting plans and specifications and working drawings therefore to Landlord for Landlord’s approval thereof and after Tenant has obtained all permits, licenses, and consents which may be required by any legal requirements with respect thereto. All such work shall be performed in good and workmanlike manner and shall be subject to Landlord’s approval upon completion thereof and in accordance with all legal requirements. Tenant shall notify Landlord not less than two (2) weeks prior to commencing such work, of Tenant’s intentions so to do in order to enable Landlord to post a Notice of Non-responsibility in accordance with California Law. All alterations to or upon or within the Demised Premises, except removable trade fixtures, shall upon completion or installation be deemed to be attached to the realty and shall become the property of the Landlord at the option of the Landlord.

In the event, as a result of any such alterations to the Demised Premises, any portion thereof or the building of which the Demised Premises form a part made by Tenant or at Tenant’s request, whether or not consented to by Landlord, any repairs, alterations, modifications, or changes are required to be made to any other portion of the Shopping Center, the Demised Premises or the building of which the Demised Premises form a part in order to comply with any legal requirements all such repairs, changes, modifications, alterations shall be done at Tenant’s cost and expense, which Tenant shall pay upon receipt of Landlord’s bill therefore. In the event Tenant fails to make timely payment thereof, such amount shall bear interest at the Interest Rate.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

12.3 RESPONSIBILITY OF PAYMENT, INSURANCE AND LIENS: Tenant shall pay or cause to be paid all costs for all work done by it or done at Tenant’s request in, on, or about the Demised Premises, and Tenant shall keep the Shopping Center and all portions thereof, including the Demised Premises, free and clear of all liens, Mechanics’ and otherwise, or claims which may ripen into a lien, on account of such work. In the event any such lien is filed as a result of Tenant’s actions, Landlord may pay such lien and Tenant shall reimburse Landlord for all amounts so paid together with all costs and attorneys’ fees with respect thereto on the first day of the month next following payment of such lien, together with Tenant’s monthly installment of rent. In the event Tenant fails so to do, such amount shall bear interest at the Interest Rate from the date of Landlord’s payment thereof. In the event Tenant wishes to dispute such lien in good faith, Tenant may furnish Landlord an indemnity bond or such undertaking in an amount sufficient either to procure the release of such lien or to indemnify against the amount thereof, together with all such costs, attorneys’ fees, and interest at the Interest Rate. Notwithstanding the foregoing, Tenant agrees to and shall indemnify, defend and save Landlord free and harmless from and against any and all claims, threats, demands, causes of action, actions, suits, proceedings, costs, expenses, damages, liability, judgments, fines, penalties, interest, and attorneys’ fees (collectively “Claims”) in any way arising with respect to any such work, liens, or claims unless arising as a result of the negligence or willful misconduct of Landlord. Tenant agrees to give Landlord immediate notice of any such lien, threat thereof, or claim.

13. SIGNS

13.1 INTERIOR SIGNS: Tenant shall not affix or permit to be affixed to any surfaces of any windows or doors, exterior or interior, any signs, lettering, placards, or banners without Landlord’s prior written consent.

13.2 EXTERIOR SIGNS: Tenant shall be permitted to affix upon the exterior fascia of the Demised Premises Tenant’s standard sign which shall conform in all respects to Landlord’s Sign Criteria attached hereto as Exhibit “D”, if any. Notwithstanding the foregoing, such sign shall be subject to governmental requirements and Landlord’s prior written consent as to size, content, design, location, color, and material. In no event shall any such sign consist of moving parts or flashing, oscillating, or moving lights or variable lighting intensities. Landlord shall have the right to remove any sign in order to paint or make repairs, alterations, or improvements in, on, or about the Demised Premises. Landlord shall have the right from time to time to promulgate new sign criteria to which Tenant shall conform.

14. INDEMNITY

14.1 LANDLORD INDEMNIFICATION: Tenant covenants that Landlord shall not be liable for any damage or liability of any kind or for any damage or injury to persons or property from any cause whatsoever arising from or during the use, occupation, and enjoyment of the Demised Premises by the Tenant or any person thereon or holding under Tenant, and Tenant will indemnify and save Landlord harmless from all Claims arising in any way with respect to such damage or injury and from all liens and Claims arising out of any repairs or alterations which Tenant may make in, on, or about the Demised Premises unless arising as a result of the negligence or willful misconduct of Landlord. Tenant shall not be liable for any damage or injury arising out of the negligence or willful misconduct of Landlord, its agents, servants, or employees.

14.2 SUBROGATION: Landlord and Tenant hereby waive all rights each may have against the other including from negligence on account of the loss or damage suffered by Landlord or Tenant, with respect to their respective property, or the Demised Premises, arising from any risk generally covered by fire and extended coverage insurance, and each agree to have their respective insurance companies insuring the property of either Landlord or Tenant against such loss, waive any right of subrogation it may have against the other.

14.3 INSURANCE: Tenant shall carry and maintain during the Term at Tenant’s sole cost and expense, the following insurance, in the amount specified and in the form hereinafter provided for:

(a)	Public Liability and Property Damage: Broad form comprehensive general liability insurance with limits of not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury and property damage insurance insuring against any and all liability of Tenant with respect to the Demised Premises or arising out of the maintenance, use, or occupancy thereof. Said, property damage insurance shall include plate glass coverage, vandalism, malicious mischief endorsement, naming the Landlord as additional insured.

(b)	Fixture Insurance: A policy or policies of fire insurance risk coverage to the extent of at least one hundred percent (100%) of the full insurable value of Tenant’s improvements, fixtures, equipment and merchandise which may from time to time be located in, on, or about the Demised Premises, and trade fixtures and equipment of others in Tenant’s possession located in, on, or about the Demised Premises. The proceeds from any such policy shall be used for the repair or replacement of said improvements, fixtures, equipment or merchandise.

(c)	Policy Form: All policies of insurance to be provided herein by Tenant shall be issued by good and solvent insurance companies licensed to do business in the state

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

in which the Demised Premises are located, having not less than A+ Best XIV Rating and, except for the policies under Section 14 (b) above, shall be issued in the names of Landlord and Tenant for the mutual and joint benefit and protection of parties. Executed copies of all such polices of insurance or certificates thereof indicating payment of all premiums with respect thereto shall be delivered to Landlord prior to the commencement of the Term and replacement certificates shall be delivered to Landlord not less than thirty (30) days before the expiration of the then current term thereof. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss, injury, or damage to Landlord, its servants, agents, and employees by reason of the acts or omissions of Tenant, its servants, agents, or employees. In the event that Tenant fails to furnish Landlord with any insurance certificate required to be furnished to Landlord pursuant to the provisions of this Lease, and if such failure continues for a period of ten (10) days following Landlord’s notice to Tenant to furnish such certificate, Tenant agrees to pay Landlord on each such occasion the sum of $350.00 to compensate Landlord for Landlord’s reasonable administrative costs in attempting to secure such certificate from Tenant. Payment of such sum by Tenant to Landlord shall not relieve Tenant from the obligation to furnish the required certificates to Landlord.

Any insurance policy carried by Landlord or Tenant pursuant to the provisions of this Lease, shall be primary and non-contributing with insurance carried by the other party. Each certificate of insurance furnished to Landlord and each policy of insurance required to be maintained by Tenant shall contain an endorsement or provision requiring:

(a)	That each such policy or policies are primary and non-contributing;

(b)	That not less than thirty (30) days written notice be given to the Landlord prior to the cancellation or reduction of coverage or material change in any such policy; and

(c)	An express waiver of any right of subrogation against Landlord as herein above called for.

Notwithstanding anything herein contained to the contrary, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Tenant, provided, however, that Landlord shall be named as an additional insured hereunder as its interest may appear, and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that all requirements herein are otherwise satisfied.

14.4 INCREASES IN RATES OR PREMIUMS: Tenant will not at any time during the Term carry any stock of goods or do anything in, on, or about the Demised Premises which will in any way tend to increase the insurance rates with respect to the Shopping Center, the Demised Premises, or the building of which they form a part. Tenant shall pay to Landlord immediately upon demand the amount of any increase in premiums for insurance resulting from any act or omission of Tenant regardless of whether or not Landlord may have consented to any such act or omission on the part of Tenant. Landlord expressly reserves the right to increase the amounts and limits of insurance as herein above provided which Tenant must maintain hereunder if such increase is deemed necessary and advisable in Landlord’s good business judgment. Tenant acknowledges that certain uses of the Demised Premises (such as a restaurant or catering establishment) may cause an increase in the insurance rates or premiums with respect to the Demised Premises or the Shopping Center. Tenant shall pay all costs and increases caused by such use, whether or not (i) Landlord consented to such use, (ii) such use is the use set forth in Article 1.8 hereof, or (iii) Tenant has complied with all legal requirements, including recommendations or requirements of Landlord’s insurance carriers, and whether or not such increases apply to all or any portion of the Shopping Center.

14.5 LANDLORD’S INSURANCE: Landlord shall maintain general public liability insurance with respect to the Shopping Center and fire and extended coverage, vandalism, malicious mischief, loss of rental income, and sprinkler leakage (if applicable) insurance in such form and with such covered perils as Landlord deems appropriate in its sole discretion insuring the buildings and other improvements within the Shopping Center. All proceeds shall belong to and be the sole property of Landlord and Tenant hereby assigns to Landlord and Landlord’s nominee all of Tenant’s rights, title and interest thereto. All premiums with respect to such insurance and all costs with respect thereto shall be included in Common Area Maintenance Charges of which Tenant shall pay its pro-rata share as elsewhere herein provided.

14.6 ADDITIONAL INSURANCE: Landlord shall have the right to maintain blanket policies provided any insurance premium payable by Tenant with respect thereto shall be determined as the premium Tenant would have been required to pay as if Landlord had caused a separate policy to have been issued.

15. DAMAGE AND DESTRUCTION

A.

If during the term, the Demised Premises or the Shopping Center and other improvements in which the Demised Premises are located are totally or partially destroyed or damaged from a risk covered by the insurance required to be maintained under this Lease, rendering the Demised

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

Premises totally or partially inaccessible or unusable, Landlord shall restore the Demised Premises or the Shopping Center and other improvements in which the premises are located to substantially the same condition as they were in immediately before the event. Such damage or destruction shall not terminate the Lease. If existing laws do not permit the restoration, either party can terminate the Lease immediately by giving notice to the other party. If the cost of restoration exceeds the amount of the proceeds received from the insurance carried, Landlord can elect to terminate the Lease by giving notice to Tenant within 30 days after determining that the restoration cost will exceed the insurance proceeds. In the case of damage or destruction to the Demised Premises only, if Landlord so elects to terminate the Lease, Tenant, within 15 days after receiving Landlord’s notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Landlord shall restore the Demised Premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as above provided have been expended by Landlord in paying the cost of restoration. If Landlord elects to terminate the Lease and Tenant does not elect to contribute to the cost of restoration as provided above, the Lease shall terminate.

B.	If during the term the Demised Premises or the Shopping Center and other improvements in which the Demised Premises are located are totally or partially destroyed or damaged from a risk not covered by the insurance required to be maintained under this Lease, rendering the Demised Premises totally or partially inaccessible or unusable, Landlord may elect to either restore the Demised Premises or the Shopping Center and other improvements in which the premises are located to substantially the same condition as they were in immediately before the event, or to terminate the Lease. However, in the case of damage or destruction of the Demised Premises only, if Landlord elects to terminate the Lease, Tenant, within 15 days after receiving Landlord’s notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the actual cost of restoration, in which case Landlord shall restore the premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided above have been expended by Landlord in paying the cost of restoration.

If Landlord elects to terminate the Lease and Tenant does not elect to contribute the cost of restoration as provided above, the Lease shall terminate.

C.	In the case of damage or destruction to the Demised Premises or the Shopping Center, where the Lease is not terminated, there shall be no abatement or reduction of rent, regardless of whether or not caused by a risk covered by insurance.

D.	If damage or destruction to the Demised Premises occurs during the last year of the term, either party may terminate the Lease by giving notice to the other party not more than 30 days following the destruction, regardless of whether or not caused by a risk covered by insurance.

E.	Tenant waives the provisions of California Civil Code Sections 1932 (2) and 1933(4) with respect to any destruction of the Demised Premises or Building. Tenant shall have the right to terminate this Lease by giving notice to the Landlord within 30 days following damage or destruction if damage is to the extent that Tenant cannot operate its business from the premises and the damage will take more than sixty days to repair.

16. EMINENT DOMAIN

If there is any taking of or damage to all or any part of the Demised Premises or any interest therein because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, or any transfer of any part of the Demised Premises or any interest therein made in avoidance of the exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as “taking”) prior to or during the Term hereof, the rights and obligations of Landlord and Tenant with respect to such taking shall be as follows:

A.	If there is a taking of all of the Demised Premises, this Lease shall terminate as of the date of such taking;

B.	If twenty-five percent (25%) or more of the ground floor area of the Demised Premises shall be taken, or twenty-five percent (25%) of the land area described in Exhibit “B” (as the same may be amended) shall be taken (regardless of whether or not any part of the Demised Premises is taken) then, in that event, Landlord shall be entitled either to terminate this Lease or to rebuild the remainder of the Demised Premises or the Shopping Center. Landlord shall give written notice to Tenant of its election no later than ninety (90) days after the date Landlord receives notice that possession or title to the portion of the Demised Premises or Shopping Center taken has vested in the condemner.

If this Lease is terminated in accordance with the provisions of this Paragraph 16 such termination shall become effective as of the date physical possession of the particular portion is taken or immediate possession is ordered. The parties shall be released from all further liability hereunder. If this Lease is not terminated as provided in this Paragraph 16, Landlord shall restore the remainder of the improvements occupied by Tenant so far as practicable to a complete unit of like quality, character, and condition as that which existed immediately prior to the taking.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

If this Lease is not terminated as provided in the Paragraph 16, the annual fixed minimum rent only set forth in Article 1 for the remainder of the Term shall be reduced by the proportion which the number of square feet of ground floor area of the Demised Premises taken bears to the total ground floor area of the Demised Premises immediately before the taking.

The entire award or compensation in such proceedings, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s interest in any award.

17. ASSIGNMENT AND SUBLETTING

Except in the case of an assignment to a wholly-owned subsidiary or as part of an acquisition of Tenant by another entity, Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Demised Premises, or sublease all or any part of the Demised Premises, or allow any other person or entity to occupy or use all or any part of the Demised Premises, without first obtaining Landlord’s consent. Any assignment, encumbrance, or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Article. No interest of Tenant herein shall be assignable by operation of law (including without limitation, any transfer by testacy or intestacy).

Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises as permitted by this Lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

Each transfer, assignment, or subletting to which the Landlord has consented, shall be by an instrument in writing and shall be executed by the transferor, assignor or sublessor, and the transferee, assignee, or subtenant in each instance, as the case may be, in such manner that it may be recorded in the Office of the County Recorder of the County in which the Demised Premises are located; and each transferee, assignee or subtenant shall agree in writing for the benefit of the Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by the Tenant. One executed copy of such written instrument shall be delivered to the Landlord. Failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment or subletting from becoming effective. No transfer or attempted transfer of any interest herein shall relieve Tenant from any obligation or liability under this Lease without the express written consent of Landlord.

Notwithstanding the foregoing, Tenant acknowledges that Landlord’s overall operations of the Shopping Center will be substantially impaired if the Trustee in bankruptcy or any assignee or any subtenant makes any use of the Demised Premises other than the uses as permitted herein. Recognizing that the financial condition, resources and capability of Tenant were a material inducement to Landlord in entering into this Lease, consent of Landlord to any requested assignment shall not be unreasonably withheld if:

A.	At the time of such requested assignment or transfer, Tenant is not in default under any of the terms, provisions, covenants, conditions, or agreements of this Lease;

B.	The proposed assignee or subtenant shall expressly assume in writing all of Tenant’s obligations to Landlord under this Lease;

C.	The proposed assignee or subtenant must have (as demonstrated to the satisfaction of Landlord and Landlord’s lender) a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the commencement date, increased by seven percent (7%) for each year from the commencement date through the date of the proposed assignment or subletting;

D.	Any proposed assignee shall have been successfully engaged, in Landlord’s sole opinion, in the use set forth in Section 1.8 hereof for at least five (5) years prior to such proposed assignment or subletting;

E.	Such assignment or subletting is at a rent equivalent to or greater than rents then being asked of similar tenants for similar space within shopping centers of like size and like size and quality.

F.	Such subletting is not applicable to less than one hundred percent (100%) of the Demised Premises and any assignment is not less than all of Tenant’s interest in this lease; and

G.	The Demised Premises shall be used solely for the purposes set forth in Article 1 hereof.

In connection with any such assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee of $500.00 plus Landlord’s reasonable attorneys’ fee for acting upon such request. In the event of any such assignment or sub-letting, Tenant shall pay to Landlord all monies received by Tenant from any assignee or subtenant in excess of the amounts due Landlord hereunder, whether Tenant receives such money as rent or as premium in connection with any such assignment or subletting.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

SUBORDINATION AND ATTORNMENT

17.1 SUBORDINATION: At Landlord’s election this Lease shall be subordinate or superior to the lien of any mortgage or deed of trust (collectively herein “trust deed”) now or hereafter affecting the Demised Premises, the Shopping Center, or any portion thereof. If Landlord at any time elects that this Lease be subordinate to the lien of any such trust deed, Landlord shall give notice thereof to Tenant. Landlord may elect at any time thereafter to have the lien of this Lease be paramount to the lien of such trust deed. This clause shall be self operative and no further instrument shall be required. However, within five (5) days after Landlord’s request therefore, Tenant shall execute any and all reasonable documents in recordable form which Landlord may require to memorialize the foregoing.

17.2 ATTORNMENT: In the event the Shopping Center or the Demised Premises are transferred to the holder or beneficiary of any such deed of trust or the successor in interest thereof, including the purchaser at any foreclosure or forced sale with respect to such trust deed, Tenant shall attorn to such holder, beneficiary, purchaser or transferor, and upon request shall execute a new lease for the Demised Premises including all of the terms, provisions, covenants, conditions and agreements of this Lease except that the term of such new lease shall be for the unexpired term of this Lease.

If Landlord’s interest in the Shopping Center or the Demised Premises is a leasehold interest and the Master Lessor or any successor thereof succeeds to Landlord’s interest in the Shopping Center herein upon request of such Master Lessor or successor, Tenant shall attorn thereto and execute a new lease for the Demised Premises upon all of the terms, provisions, covenants, conditions and agreements contained herein except that the term for such new lease shall be for the balance of the Term hereof.

18. TENANT’S DEFAULTS

The following shall be deemed to be acts of default by Tenant under this Lease:

A. Tenant shall fail, neglect or refuse to pay any installment of fixed minimum rent, additional rent, percentage rent or any other charge including, without limitation, penalty charges, required to be paid by Tenant hereunder at the time and in the amount as herein provided, or pay any moneys agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof and such default shall continue for a period of more than 3 days after notice thereof in writing given to Tenant by Lessor.

B. Tenant shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained and covenanted and agreed to be kept and performed by Tenant and such default shall continue for a period of more than 15 days after notice thereof in writing given to Tenant by Lessor; provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than the period of such notice, Tenant shall be deemed to have complied with such notice if Tenant has commenced and is diligently prosecuting compliance therewith.

C. Any attachment or levy of execution or similar seizure of the Demised Premises or Tenant’s merchandise, fixtures or other property at the Demised Premises or any foreclosure, repossession, or sale under any chattel mortgage, security agreement or conditional sales contract covering Tenant’s merchandise, fixtures or other property at the Demised Premises; or the filing of any petition by or against Tenant under any chapter of the Bankruptcy Act, or the adjudication of Tenant as a bankrupt or insolvent; or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant or a general assignment by Tenant for the benefit of creditors; or any other action taken or suffered by Tenant under any State or Federal insolvency or bankruptcy act and the continuation thereof for more than 120 days. Neither this Lease nor any interest herein nor any estate created hereby shall pass by operation of law under any State or Federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors or any other person whatsoever without the prior written consent of Lessor.

In the event of an act of default by Tenant, Lessor may, at its option: (1) Terminate Tenant’s right to possession of the Demised Premises because of such breach and recover from Tenant all damages allowed under Section 1951.2 of the California Civil Code, including, without limitation, the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, or; (2) Not terminate Tenant’s right to possession because of such breach, but continue this Lease in full force and effect; and in that event (a) Lessor may enforce all rights and remedies under this Lease, including the right to recover all attorney’s fees and costs incurred by Landlord by reason of Tenant’s breach hereunder, the rent and all other charges due hereunder as such rent and other charges become due, and (b) Tenant may assign its interest in this Lease with Lessor’s prior written consent; (3) Declare a forfeiture of the lease and terminate all of Tenant’s rights in accordance with such forfeiture.

In the event of any reentry, Lessor may remove all persons from the Demised Premises and all property and any signs located in or about the Demised Premises and place such property in storage in a public warehouse at the cost and risk of Tenant.

No reentry or reletting of the Demised Premises of any nature served under unlawful detainer action or the filing of any unlawful detainer or similar action shall be construed as an election by Lessor to

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Standard Shopping Center Lease	Initial
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terminate this Lease unless a written notice of such intention is given by Lessor to Tenant; and notwithstanding any such reletting with such termination, Lessor may at any time thereafter elect to terminate this Lease.

Except in the case of Lessor’s willful misconduct, Tenant hereby waives all claims or demands for damages that may be caused by Lessor in reentering and taking possession of the Demised Premises as hereinabove provided and all claims or demands for damages which may result from the destruction of or injury to the Demised Premises and all claims or demands for damages or loss of property belonging to Tenant or to any other person or firm that may be in or about the Demised Premises at the time of such reentry.

The rights, privileges, elections and remedies of Landlord in this Paragraph 19 are cumulative and not alternative. Nothing contained in this Lease shall limit Landlord to the remedies set forth in this Paragraph 19, and upon Tenant’s default Landlord shall be entitled to exercise any right or remedy then provided by law, including, but not limited to, the right to obtain injunctive relief and the right to recover all damages caused by Tenant’s default in the performance of any of its obligations under this Lease.

19. BANKRUPTCY

Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States (the “Bankruptcy Code”) may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy code to adequate assurances of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term “adequate assurance” shall include at least the following:

(a)	In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have (as demonstrated to the satisfaction of Landlord) a net worth (as defined in accordance with generally accepted accounting principles consistently applied) applied) at least as great as the net worth of Tenant on the commencement date, increased by seven percent (7%) for each year from commencement date through the date of proposed assignment. The parties hereto agree that the financial condition and resources of Tenant were a material inducement to Landlord in entering this Lease.

(b)	Any proposed assignee must have been engaged in the permitted use for at least five (5) years prior to any such proposed assignment.

(c)	In entering into this Lease, Landlord considered extensively the permitted use and determined that such permitted use would add substantially to Landlord’s tenant balance and that if it were not for Tenant’s agreement to make only the permitted use of the Demised Premises, Landlord would not have entered into this Lease. Landlord’s overall operation will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Demised Premises other than the permitted use.

(d)	Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

20. SALE OR TRANSFER OF DEMISED PREMISES

If Landlord sells or transfers all or any portion of the Shopping Center or the Demised Premises, or the building, improvements, and land of which the Demised Premises form a part, upon consummation of such sale or transfer Landlord shall be released from all liability under this Lease provided the new owner assumes such liabilities arising prior to the date of transfer. In the event of any such transfer or sale, Landlord shall transfer the security deposit or any prepaid rent to Landlord’s successor and on such transfer Landlord shall be discharged from any further liability thereto.

21. LANDLORD’S DEFAULT AND LIABILITY

21.1 LANDLORD’S DEFAULT: Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such defaults) after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Notwithstanding any default by Landlord, Tenant shall not have the right to exercise any remedy provided for herein or at law unless and until Tenant shall have delivered a written notice to any lender holding a trust deed against the Demised Premises or the Shopping Center or portion thereof specifying wherein Landlord has failed to correct or remedy such default, which such notice may not be delivered until after the expiration of the period set forth herein for Landlord to remedy such default and shall grant to the lender an additional equal period within which to cure such default.

21.2 LANDLORDS LIABILITY: Landlord shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising there from or in connection therewith. In the

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event Landlord shall be determined to be liable to Tenant as a result of any default by Landlord hereunder, it is expressly understood and agreed that any money judgment against Landlord resulting from any default or other claim arising under this Lease shall be satisfied only out of the net rents, issues, profits, and other income (for the purposes of this Article only, collectively herein called “net income”), actually received from the operation of the Shopping Center or Landlord’s interest in the Shopping Center, and no other real, personal or fixed property of Landlord, wherever situated, shall be subject to levy on any such judgment obtained against Landlord. If such net income and the value of Landlord’s interest are insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency. Tenant hereby waives, to the extent allowed under law, any right to satisfy said money judgment against Landlord except from net income received by Landlord from the operation of the Shopping Center. For the purposes of this Article only, the term “Landlord” shall mean any and all partners, general and/or limited, or joint ventures, if any, which comprise Landlord. Such exculpation of liability shall be absolute and without any exception whatsoever.

22. HOLDING OVER

If Tenant remains in possession of the Demised Premises after expiration of the Term hereby demised, such holding over shall be deemed to be a holding over upon a tenancy from month-to-month at a monthly rental equal to one hundred and twenty-five percent (125%) of the monthly installment of Fixed Minimum Monthly Rent due under the terms of this Lease for the month next preceding the commencement of the holdover period, and Tenant shall remain liable for all other payments provided hereunder, including, but not limited to, percentage rent, taxes, insurance, maintenance and Common Area costs, and such holding over shall be subject to all of the other terms and conditions of this Lease.

In the event Landlord relets the Demised Premises to a new tenant and the term of such new lease commences during the period for which Tenant holds over, then such holding over shall be deemed a breach of Tenant’s covenant to deliver up the Demised Premises upon the termination or expiration of the Term of this Lease, and Landlord shall be entitled to recover from Tenant any and all costs, expenses, reasonable attorney’s fees, damages, loss of profits or any other costs resulting from Tenant’s failure to deliver possession of the Demised Premises to the new tenant.

23. SURRENDER OF PREMISES

At the expiration of the tenancy hereby created, Tenant shall surrender the Demised Premises in the same condition as the Demised Premises were in upon delivery of possession thereto under this Lease, in addition to any alterations or additions which tenant elects to keep as elsewhere provided herein, reasonable wear and tear excepted, and shall surrender all keys for the Demised Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Demised Premises. No act or conduct of Landlord, except a written acknowledgment of acceptance of the surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Demised Premises by Tenant prior to the expiration of the Term of this Lease.

If prior to the termination of this Lease or within fifteen (15) days thereafter, Landlord elects, by written notice to Tenant, Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installments which were placed in the Demised Premises by Tenant and which are designated in said notice and shall repair any damage occasioned by such removal; and in default thereof Landlord may effect said removals and repairs at Tenant’s expense. The covenants of Tenant contained herein shall survive the expiration or termination of the lease term.

24. COVENANT OF QUIET ENJOYMENT

Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, subject to the terms hereof.

25. NOTICES

25.1 MAILING PROCESS: Any notice, demand or communication desired or required to-be made with respect to this Lease shall not be effective unless and until given in writing and sent by registered or certified mail, return receipt requested, addressed to the other party at their respective address set forth in Article 1, or to any other address or any other party as thereafter designated by notice.

25.2 NOTICE TO LENDER: If Landlord shall notify tenant that the Demised Premises or the Shopping Center are encumbered by a trust deed and in such notice set forth the name and address of the beneficiary thereof; then, notwithstanding anything to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such beneficiary by certified or registered mail, return receipt requested. If any beneficiary shall perform any obligation that Landlord is required to perform hereunder, such performance by beneficiary, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.

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26. MARKETING FUND

Not Applicable.

27. TENANT’S CERTIFICATE

27.1 REQUEST OF NOTICE: At any time within five (5) days after request by Landlord, by written instrument, duly executed and acknowledged, Tenant shall certify to Landlord, any beneficiary of any trust deed or assignee thereof, any purchaser, or any other person, specified by Landlord, to the effect, but not limited to:

(a)	Whether or not Tenant is in possession of the Demised Premises;

(b)	Whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified and setting forth such modification);

(c)	Whether or not there are then existing set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant (and if so, specifying the same);

(d)	The dates, if any, to which any rent or other charges have been paid in advance; and

(e)	As to any other matters reasonably requested by Landlord.

In the event Tenant fails to deliver such certificate within such five (5) days, it shall be conclusively determined that (i) this Lease is in full force and effect, unmodified except as may be represented by Landlord; (ii) Landlord is not in default under this Lease; and (iii) no more than one (1) month’s Fixed Minimum Monthly Rent has been paid in advance.

27.2 TENANT DUTY TO DELIVER FINANCIAL INFORMATION: In the event that Landlord may need or desire same for any lender or potential lender, Tenant shall deliver to Landlord such financial information about Tenant as may be reasonably requested, including without limitation, a Balance Sheet, a Profit and Loss statement and a Statement of Shareholders’ or Owner’s equity therein, each as at the end of and for each of the last three (3) full fiscal years of Tenant. All such statements shall be prepared by a Certified Public Accountant and certified to be true and correct by Tenant or, if Tenant is not a natural person, by an officer, director, or general partner of Tenant. All such financial information shall be received and kept by Landlord in confidence and shall be used only for potential financing.

28. RIGHT OF ACCESS

28.1 ENTRY: During any reasonable time before and after the commencement date and upon 24 hours notice, Landlord may enter upon the Demised Premises, any portion thereof and any appurtenance thereto (with men and materials, if required) for the purpose of:

(a)	Inspecting the same;

(b)	Making such repairs, replacements or alterations which it may be required to perform as herein provided or which it may deem desirable for the Demised Premises; and

(c)	Showing the Demised Premises to prospective purchasers or Tenants. (Only during the last three (3) months of the Lease term)

28.2 EASEMENT FOR PIPES: Tenant shall permit Landlord to erect, use and maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Demised Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Shopping Center.

29. DEVELOPMENT OF SHOPPING CENTER

Landlord may, at its sole option, without Tenant’s consent:

(a)	Develop the Shopping Center in phases;

(b)	Increase or decrease the size of the Shopping Center;

(c)	Modify the plan of the Shopping Center as shown on Exhibit “A” by adding or changing building areas, Common Areas, parking areas, ingress and egress;

(d)	Vary the location or dimensions of the Demised Premises at any time prior to the time Tenant commences its construction provided the approximate size and general

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locations of the Demised Premises will not be changed without Tenant’s consent, and if a material change of location or dimensions is requested by Landlord and Tenant fails to consent thereto, Landlord may terminate this Lease, at Landlord’s option;

(e)	Build additional stories on any building or buildings in the Shopping Center; and

(f)	Construct double-deck or subterranean or elevated parking facilities.

It is specifically acknowledged by Tenant that the designations set forth on the Exhibit “A” as to building locations, other tenant names, traffic patterns, parking facilities, access routes, and abutting public thoroughfares are for convenience only and shall in no way constitute a warranty or representation that any of such matters shall remain so, it being specifically agreed that Tenant shall in no way rely on any such matters.

30. MISCELLANEOUS

30.1 NO WAIVERS: One or more waivers of a breach of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

30.2 NO RELATIONSHIP OTHER THAN LANDLORD AND TENANT: Nothing herein contained shall create between the parties hereto, or be relied upon by others as creating any relationship of partnership, association, joint venture or otherwise. The sole relationship of the parties hereto shall be that of Landlord and Tenant.

30.3 APPLICABLE LAW: The laws of the State of California shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed in favor of Landlord or Tenant, but shall be equitably interpreted in accordance with the general tenor of its language.

30.4 ATTORNEY’S FEES: In the event that at any time during the Term Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then the unsuccessful party in such action or proceeding shall reimburse the successful party therein for the reasonable attorney’s fees and costs of suit incurred by the successful party.

30.5 DEFINITIONS: The word “Landlord” and “Tenant” shall be deemed to mean each and every party mentioned as such herein. The use of the neuter singular pronoun shall be deemed a proper reference even though such party may be a male or female individual, a partnership, a corporation or a group of two (2) or more individuals or corporations. The singular shall apply to the plural as though in each case fully expressed.

30.6 NO RECORDING: This Lease shall not be recorded.

30.7 TITLES: The titles of articles and sections herein are for convenience only and do not in any way define, limit or construe the contents of this Lease.

30.8 SEVERABILITY: If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two (2) constructions, only one (1) of which would render the provision valid, then the provision shall have the meaning which renders it valid.

30.9 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, acts of terrorism, civil commotion, fire or other and other causes beyond the reasonable control of the party obligated to perform any term, covenant or condition of this Lease other than the payment of money, shall excuse the performance by such party for a period equal to that of any such prevention, delay or stoppage.

30.10 LANDLORD’S RULES AND REGULATIONS: Tenant agrees and covenants to comply with all of Landlord’s rules and regulations, if any, set forth in Exhibit “E” attached hereto. Landlord shall have the right from time to promulgate amendments and additional and new rules and regulations for the care, safety, maintenance and cleanliness of the Demised Premises and the Shopping Center, or for the preservation of good order. On delivery of a copy of such amendments and additional new rules and regulations to Tenant, provided they are reasonable and non-discriminatory, Tenant shall comply with same. If there is a conflict between said rules and regulations and any of the provisions of this Lease, the provisions of the Lease shall prevail.

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28731-6/1822140.2 [Word]		01/30/03

30.11 NO BROKER: Tenant represents that Tenant has had no negotiations with any broker other than Burnham Real Estate Services, who shall be paid a commission equal to $5,967.00 with respect to this Lease, and hereby indemnifies Landlord against any other fees, charges, commissions or other remuneration with respect to the negotiation or execution of this Lease, or claims, demands, threats, suits, actions, judgments, costs, damages, including attorneys’ fees with respect thereto.

30.12 INTEREST RATE: Whenever Tenant is required to pay interest to Landlord hereunder the interest rate with respect thereto shall be the prime rate charged by the Bank of America, Los Angeles Main Branch, to its most credit-worthy customers plus two percent (2%), but in no event more then the maximum interest rate then allowed under the laws of the State of California.

30.13 SUBMISSION: The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Demised Premises, and this document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord’s agent or employee). No act or omission of any agent of Landlord or Tenant or of Landlord’s or Tenant’s broker shall alter, change or modify any of the provisions hereof.

30.14 ENTIRE AGREEMENT: There are no oral agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document. The terms and agreements as contained in this Lease shall apply to and shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives and assigns successors in interest.

30.15 EXECUTION: In the event any party executing this Lease shall be a corporation, such party hereby covenants and warrants that it is a duly-qualified corporation authorized to do business in California. Each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant or Landlord is a partnership, joint venture or other unincorporated association, each individual executing this Lease represents that this Lease is binding. Furthermore, Tenant and Landlord agree that the execution of any written consent hereunder, or of any written modifications or termination of this Lease, by any general partner of Tenant, Landlord or any other authorized agent of Tenant or Landlord shall be binding upon Tenant and Landlord.

30.16 USE OF PREMISES FOR FILMING: Tenant shall not license or permit any person, firm or corporation to make films of the interior or exterior of the premises for any commercial purpose without the express written consent of Landlord. In the event of any such use of either the interior or exterior of the premises without Landlord’s written consent all compensation received therefore by Tenant shall be paid over to Landlord upon receipt thereof. All compensation, for such use of the premises, or any portion thereof, whether-interior or exterior, with Landlord’s consent shall be paid one-half (1/2) to Tenant and one-half (1/2) to Landlord. Should Tenant receive the entire compensation therefore Tenant shall immediately reimburse Landlord in an amount equal to one-half (1/2) thereof. Tenant shall notify Landlord within three (3) days of any such use. Tenant shall indemnify and hold harmless Landlord against any and all loss, cost or damage, including attorneys’ fees, arising out of any such use of the premises.

31. HAZARDOUS SUBSTANCES

31.1 REPORTABLE USES REQUIRE CONSENT: The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all applicable laws whether federal, state or local. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Tenant’s being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but in compliance with all applicable law, use any ordinary and customary materials reasonably required to be used by Tenant in the normal cause of Tenant’s business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose

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Landlord to any liability therefore. In addition, Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability there from or therefore, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

31.2 DUTY TO INFORM LANDLORD: If tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice to such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on or about the Premises including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

31.3 INDEMNIFICATION: Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Tenant or under Tenant’s control. Tenant’s obligations under this Paragraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

ATTACHED HERETO ARE RIDER PAGES “A” THROUGH “H” WHICH BY THIS REFERENCE ARE INCORPORATED HEREIN AND MADE A PART HEREOF. IN THE EVENT OF ANY CONFLICT BETWEEN ANY OF THE TERMS, PROVISIONS, COVENANTS, CONDITIONS, AND AGREEMENTS OF THIS LEASE AND OF SUCH RIDERS, THE TERMS, PROVISIONS, COVENANTS, CONDITIONS, AND AGREEMENTS OF SUCH RIDERS SHALL PREVAIL. ALL DEFINITIONS CONTAINED HEREIN SHALL APPLY TO SUCH RIDERS, AND THIS LEASE SHALL NOT BE DEEMED TO BE COMPLETE UNLESS ALL SUCH RIDERS ARE ATTACHED HERETO.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease (or cause this Lease to be duly executed) as of the date first above written.)

“LANDLORD”	The Auerbach Realty Group, LLC

DATE:	BY:	/s/ ERNEST AUERBACH
Ernest Auerbach Managing Member

“TENANT”	Cuyamaca Bank NA

DATE:	BY:	/s/ BRUCE IVES
Bruce Ives, President

DATE:	BY:	/s/ PAUL CABLE
Paul Cable, CFO

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EXHIBIT "A"

DATE AVENUE
ACACIA AVENUE
ORANGE AVENUE
ALLISON AVENUE
UNIVERSITY AVENUE
LA MESA
SCHOOL PROPERTY
BLDG A
BLDG B
BLDG C
BLDG D
BLDG E
BLDG F

Cuyamaca Bank/La Mesa Lease
Standard Shopping Center Lease
28731-6/1822140.2 [Word]

Initial ______
Initial ______

01/30/03

EXHIBIT “B”

LEGAL DESCRIPTION FOR TOTAL SHOPPING CENTER

Being a portion of Blocks 1, 2, 3, 6, 7 and 8 of Sunnyside Addition to La Mesa Springs, in the City of La Mesa, County of San Diego, State of California, as shown on map thereof No. 1118, filed in the Office of the County Recorder of said County February 4, 1908, together with those portion of College Avenue, Orange Avenue, and Normal Avenue adjacent thereto and those portions of alleys within said Blocks, and also being Lots 2, 3 and a portion of Lot 1 of Block 3 of Waverly Tract, in said City of La Mesa, as shown on map thereof No. 1109, filed in the Office of the County Recorder of said San Diego County January 9, 1908, described as a whole as follows:

Beginning at the southeasterly corner of said Lot 3, in Block 3 of the Waverly Tract, said corner also being a point on the westerly line of Date Avenue (60.00 feet wide) as shown on last said map; thence along the easterly line of said Lots 3, 2 and 1, and along said Date Avenue, North 01° 25’ 00” West 106.98 feet to the beginning of a tangent curve concave southwesterly and having a radius of 20.00 feet; thence northwesterly along said curve through a central angle of 89° 20’ 00” an arc length of 31.18 feet to a point on the northwesterly line of said Lot 1, said northerly line also being the southerly line of Allison Avenue (75.00 feet wide); thence along the northerly line of said Lot 1 and the westerly prolongation thereof, said northerly line and prolongation being said southerly line of Allison Avenue, South 89° 15’ 00” West 563.61 feet to the beginning of a tangent curve concave northeasterly and having a radius of 181.85 feet; thence northwesterly along said curve, and continuing along said Allison Avenue, through a central angle of 31° 07’ 34”, an arc length of 98.79 feet to the beginning of a tangent curve concave southerly and having a radius of 25.00 feet; thence southwesterly along said curve through a central angle of 81° 14’ 29”, an arc length of 35.45 feet, to a point on the southwesterly line of University Avenue (formerly Cholla Read), said line also being a tangent curve concave northwesterly and having a radius of 383.61 feet; thence southwesterly along said curve through a central angle of 10° 55’ 15”, an arc length of 73.12 feet. Thence continuing along said southwesterly line of University Avenue, the following four courses and distances: (1) South 50° 03’ 20” West, 59.34 feet to the beginning of a tangent curve concave southeasterly and having a radius of 3053.00 feet (2) Southwesterly along said curve through a central angle of 4° 51’ 20”, an arc length of 258.73 feet, (3) parallel with the northwesterly line of said Blocks 2 and 3, South 45° 12’ 00” West, 178.67 feet to the beginning of a tangent curve concave easterly and having a radius of 20.00 feet, (4) southeasterly along said curve through a central angle of 90° 02’ 00”, an arc length of 31.43 feet to a point on a line which is parallel and concentric with and distant northeasterly 12.50 feet, measured commonly, from the southwesterly line of said Block 3 of Sunnyside Addition, said parallel line being the northeasterly line of La Mesa Boulevard, formerly Lookout Avenue (100.00 feet wide at this point); thence along said northeasterly line the following three courses and distances: (1) South 44° 50’ 00” East 219.63 feet to the beginning of a tangent curve concave northeasterly and having a radius of 550.00 feet, (2) Southeasterly along said curve through a central angle of 11° 45’ 00”, an arc length of 112.79 feet, and (3) South 56° 35’ 00” East 152.26 feet to a point on the southeasterly line of said Block 3, said southeasterly line also being the northwesterly line of Normal Avenue as shown on said Map No. 1118; thence South 47° 29’ 35” East 50.64 feet to a point on the southeasterly line of said Normal Avenue, said southeasterly line also being the northwesterly line of said Block 6, said point being on a line parallel and concentric with and distant 4.50 feet northeasterly from the southeasterly line of said Block 6, last said parallel line also being the northeasterly line of La Mesa Boulevard (79.50 feet wide at this point and being 42 feet from the centerline on the northeasterly side); thence along said La Mesa Boulevard the following three courses and distances: (1) South 56° 35’ 00” East 183.76 feet to the beginning of a tangent curve concave northeasterly and having a radius of 258.00 feet, (2) southeasterly along said curve through a central angle of 29° 48’ 00”, an arc length of 134.19 feet, and (3) South 86° 23’ 00” East 176.37 feet to a point on the easterly line of Lot 9 in said Block 6; thence along said easterly line North 05° 33’ 30” East 130.50 feet to the northeast corner of said Lot 9; thence along the southerly line of Lot 17 of said Block 6, South 86° 23’ 00” East 3.35 feet to the southeast corner of said Lot 17; thence along the northeasterly line of said Lot 17, and the northwesterly prolongation thereof, North 26° 09’ 41” West 142.07 feet to the centerline of Orange Avenue (60.00 feet wide ) as shown on said Map No. 1118; thence along said centerline North 63° 56’ 35” East 2.22 feet; thence, at right angles, North 26° 03’ 25” West 30.00 feet to the most southerly corner of Lot 4 in Block 7 of said Map No. 1118; thence along the southwesterly Line of said Lot 4, North 56° 36’ 30” West 29.08 feet; thence North 26° 04’ 32” West 263.08 feet to a point on the northwesterly line of Lot 1 of said Block 7; thence along said northwesterly line, and the northeasterly prolongation thereof; North 33° 25’ 00” East 26.35 feet to the most westerly corner of Lot 10 in Block 7 of said Map No. 1118; thence North 64° 11’ 12” East 354.82 feet to the most southerly corner of said Lot 3 in Block 3 of said Map No. 1109; thence along the southeasterly line of said Lot 3, North 63° 56’ 35” East 149.48 feet to the point of beginning.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

EXHIBIT “C”

CONSTRUCTION

LEASE dated December 23, 2002 between The Auerbach Realty Group (“Landlord”), and Cuyamaca Bank, NA (“Tenant”).

A. TENANT’S WORK:

It shall be the obligation of Tenant, using a contractor selected by Tenant, to install all tenant improvements within the premises for purposes of conducting Tenant’s business at the premises. All improvements shall be constructed in accordance with plans and specifications which have been approved in advance by Landlord, and Tenant or Tenant’s contractor shall procure all necessary governmental building permits and/or licenses for the work in question. Prior to commencing work, Tenant’s contractor shall furnish Landlord with certificates indicating that the contractor has in place statutory Worker’s Compensation Insurance and General Liability Insurance in amounts deemed reasonably acceptable by Landlord to protect Landlord’s interests. Said liability insurance shall name Landlord as an additional insured.

B. LANDLORD’S WORK: Intentionally Omitted.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

EXHIBIT “D”

LANDLORD SIGN CRITERIA RIDER

LEASE dated December 23, 2002 between The Auerbach Realty Group (“Landlord”) and Cuyamaca Bank, NA (“Tenant”).

Landlord and Tenant acknowledge that Landlord has not attached its sign criteria to this Lease. Notwithstanding the provisions of Paragraph 13 of the Lease, Tenant shall be permitted to affix upon the exterior fascia of the Demised Premises a total of one (1) sign on the building which shall meet all applicable governmental criteria as to size, content, design, location, color, and material. In addition to obtaining a city permit for such sign, Tenant shall obtain Landlord’s prior written approval therefore, which approval shall not be unreasonably withheld. In no event shall any such sign consist of moving parts or flashing, oscillating, or moving lights or variable lighting intensities. Landlord shall have the right from time to time to promulgate reasonable new sign criteria to which Tenant shall conform.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

EXHIBIT “E”

LANDLORD’S RULES AND REGULATIONS

Attached To and Made Part of LEASE dated December 23, 2002 between The Auerbach Realty Group, LLC (“Landlord”) Cuyamaca Bank, NA (“Tenant”).

Landlord and Tenant acknowledge that Landlord has not attached its Rules and Regulations to this Lease. Landlord reserves the right to promulgate new reasonable Rules and Regulations which shall apply to all Tenants of the Shopping Center. On delivery thereof, to Tenant, Tenant shall abide by all such Rules and Regulations, and agrees to be bound by same.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

EXHIBIT “F”

OPTION TO EXTEND RIDER

Attached To and Made a Part of LEASE dated December 23, 2002 entered into The Auerbach Realty Group (“Landlord”) and Cuyamaca Bank, NA (“Tenant”).

A.	Landlord hereby grants to Tenant a total of two (2) options to extend the term of this Lease on the terms and conditions set forth herein below. In order to validly exercise an option herein granted to Tenant, Tenant must give written notice to Landlord of Tenant’s election to exercise the particular option at least ninety (90) days and not more than two hundred and seventy (270) days prior to the date on which the particular option period is scheduled to commence. If Tenant fails to give Landlord timely written notice of Tenant’s exercise of a particular option, then the option shall automatically expire and be of no further force or effect. In addition, Tenant shall have no right to exercise a particular option to extend the Lease term during any period when Tenant is in default under any provision of this Lease regardless of whether or not Landlord has given Tenant written notice of the existence of the default, and the period within which Tenant must exercise a particular option shall not be extended or enlarged by reason of such inability on the part of Tenant to exercise the particular option.

B.	Each of Tenant’s options, if validly exercised, shall extend the Lease term for 5 years. During the first year of each option period, the Fixed Minimum Monthly Rent payable by Tenant shall equal the prevailing market rate for the premises at the commencement date of the option period. If the parties cannot agree on market rate within 45 days of the date of Tenant’s notice to Landlord exercising this option, then market rate shall be determined by two (2) appraisers who are members of the American Institute of Real Estate Appraisers, one to be appointed by each of the parties. If such appraisers cannot agree on market value, they shall promptly select a third appraiser, also a member of said Institute, and a determination of market value signed by any two (2) of the appraisers shall be final and binding on the parties. The cost of each appraiser’s fee shall be borne one-half by Landlord and one-half by Tenant. For purposes of determining the prevailing market rate of the demised premises, the appraisers shall presume that the premises are being used for their highest and best use and are in good condition, and the appraisers shall not take into account brokerage commissions or rental concessions that landlords of similar premises may be required to pay or grant at the time in question.

After the first year of each option period, the Fixed Minimum Monthly Rent payable by Tenant shall continue to increase each year by 3% over the Fixed Minimum Monthly Rent of the prior year.

Except as herein contained, all terms and conditions of the Lease dated December 23, 2002, shall remain in full force and effect during the option period.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

EXHIBIT “G”

RENT ABATEMENT RIDER

Not Applicable.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03

EXHIBIT “H”

ADDENDUM

Not Applicable.

Cuyamaca Bank/La Mesa Lease	Initial
Standard Shopping Center Lease	Initial
28731-6/1822140.2 [Word]		01/30/03